SIXTH AMENDMENT
OF
U.S. BANCORP NON-QUALIFIED RETIREMENT PLAN

The U.S. Bancorp Non-Qualified Retirement Plan (the “Plan Statement”) is amended in the following respects:

1. Appendix B-16. Effective October 17, 2005, the Plan Statement shall be amended by the addition of the attached Appendix B-16.

2. SAVINGS CLAUSE. Save and except as expressly amended above, the Plan Statement shall continue in full force and effect.

APPENDIX B-16

SUPPLEMENTAL BENEFITS

This Appendix B-16 summarizes the additional supplemental benefits payable to the named Participant under the Plan.

Participant: Joseph M. Otting

Formula: Fifty-five percent (55%) of the Participant’s Final Average Monthly Earnings (as defined in Section 2.17 of the Plan) reduced by all of the following (each of which shall be considered an “offsetting benefit” for purposes of this Appendix B-16): the Participant’s benefit under the Qualified Plan, the Participant’s Excess Benefit under this Plan, the Participant’s benefits under Appendix B-10 and Participant’s pension benefits under the qualified and non-qualified pension plans of Union Bank of California.

Normal Form of Payment: Life annuity with ten (10) years certain

Vesting Service Start Date: From April 18, 2005

Vesting: 100% vested at April 18, 2015 if continuously employed by U.S. Bancorp from the Vesting Service Start Date through April 18, 2015

Unreduced Retirement Age: 62

Early Retirement Reduction: 1/180 per month prior to age 62, plus 1/360 per month prior to age 60

Earliest Payout Date: Age 55 and 100% vested